As filed with the Securities and Exchange Commission on June 12, 1995
                                                    Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act Of 1933
                                  BRUNO'S, INC.
             (Exact name of registrant as specified in its charter)

                                     Alabama
                          (State or other jurisdiction
                        of incorporation or organization)
                                   63-0411801
                      (I.R.S. Employer Identification No.)
                                  Bruno's, Inc.
                              800 Lakeshore Parkway
                            Birmingham, Alabama 35211
                                 (205) 940-9400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                 Ronald G. Bruno
                                  Bruno's, Inc.
                              800 Lakeshore Parkway
                            Birmingham, Alabama 35211
                                 (205) 940-9400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                                State or other jurisdiction of                    I.R.S. employer
      Name of Additional Registrants             incorporation or organization                 identification number
 A.F. Stores, Inc.                                          Alabama                             63-0967052
 BR Air, Inc.                                               Alabama                             Pending
 Food Max of Georgia, Inc.                                  Georgia                             Pending
 Food Max of Mississippi, Inc                             Mississippi                           Pending
 Food Max of Tennessee, Inc.                               Tennessee                            Pending
 Georgia Sales Company                                      Georgia                             58-025212
 Bruno's Food Stores, Inc.                                  Georgia                             58-0427100
 PWS Holding Corporation                                   Delaware                             94-3029507
 SSS Entreprises, Inc.                                      Georgia                             58-1418119

                                 With copies to:

                                  Richard Cohn
                                Sirote & Permutt
                           2222 Arlington Avenue South
                            Birmingham, Alabama 35205
                                 (205) 933-7111


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, lease check the following box. / /
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                           ------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                          ----------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                   CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum    Proposed Maximum
Title of Each Class of                Amount to be       Offering Price         Aggregate          Amount of
Securities                             Registered          Per Unit or           Offering        Registration
to be Registered(1)                     (2)(3)(4)          Share(2)(5)         Price(2)(6)          Fee(4)

Debt Securities . . . . . . . .
Debt Warrants . . . . . . . . .
Guarantees of Debt Securities .
Common Stock  . . . . . . . . .
Common Stock Warrants . . . . .
    Total   . . . . . . . . . .       $750,000,000                             $750,000,000        $258,625

(1) This Registration Statement also covers (i) Debt Securities and Common Stock which may be issued upon exercise of Securities Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3) If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $750,000,000. In no event will the aggregate initial offering price of Debt Securities and guarantees in respect thereof, Debt Warrants, Common Stock and Common Stock Warrants issued under this Registration Statement exceed $750,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.
(4) None of the amount to be registered or the registration fee is attributable to the guarantees of the Debt Securities.
(5) The proposed maximum offering price per unit or share will be determined from time to time by the Registrants in connection with, and at the time of, the issuance by the Registrants of the securities registered hereunder.
(6)  Estimated solely for the purpose of calculating the registration fee.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, Dated June 12, 1995

                                                                      PROSPECTUS

                               BRUNO'S, INC .
                             Debt Securities
                              Common Stock
                                Warrants

Bruno's, Inc. (the "Company") intends to issue from time to time in one or more series its (i) unsecured debt securities, which may either be senior
(the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"; the Senior Debt Securities and the Subordinated Debt
Securities being referred to collectively as the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of common stock, par value $.01 per share (the "Common Stock"), and (iv) warrants to purchase shares of Common Stock ("Common Stock Warrants"; the Debt Warrants and Common Stock Warrants being referred to herein collectively as the "Securities Warrants") having an aggregate initial public offering price not to exceed $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including ECU, on terms to be determined at the time of sale. The Debt Securities may be guaranteed by certain subsidiaries of the Company. The Debt Securities, any guarantee of the Debt Securities, Common Stock and Securities Warrants offered hereby (collectively, the "Offered Securities") may be offered, separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

   The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), terms of subordination, if any, time of payment of interest, terms for optional redemption or repayment or for sinking fund payments, terms for required offers to repurchase Debt Securities, terms for conversion into or exchange for other Offered Securities, the designation of the Trustee acting under the applicable Indenture, covenants and the initial public offering price;
(ii) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (iii) in the case of Securities Warrants, the duration, offering price, exercise price and detachability thereof; and (iv) in the case of all Offered Securities, whether such Offered Security will be offered separately or as a unit with other Offered Securities, will be set forth in the accompanying Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, any listing on a securities exchange and any other special terms of, the Offered Securities covered by the Prospectus Supplement.

   The Offered Securities may be sold directly to purchasers or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any Offered Securities, their names and any applicable fee, commission or discount arrangements will be set forth in the Prospectus Supplement. The principal amount or number of shares of Offered Securities, the purchase price thereof and the net proceeds to the Company from sales of Offered Securities will be set forth in the Prospectus Supplement. The net proceeds to the Company of the sale of Offered Securities will be the purchase price of such Offered Securities less attributable issuance expenses, including underwriters', dealers' or agents' compensation arrangements. See "Plan of Distribution" for indemnification arrangements for underwriters, dealers and agents.

   This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is        , 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE
ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER
THE SECURITIES LAWS OF ANY SUCH STATE.

                                AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Offered Securities, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be obtained from the principal office of the Commission in Washington, D.C., upon the payment of fees prescribed by the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents filed by the Company with the Commission are incorporated herein by reference: (i) Annual Report on Form 10-K for the fiscal year ended July 2, 1994; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 24, 1994, December 31, 1994 and April 8, 1995; (iii) Current Report on Form 8-K dated April 27, 1995, as amended by the Current Report on Form 8-K/A dated May 30, 1995; (iv) Current Report on Form 8-K dated May 18, 1995; and (v) Current Report on Form 8-K, dated June 12, 1995.

   All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made hereby will be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide, without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this Prospectus). Requests for such documents should be submitted in writing, addressed to Glenn J. Griffin, Assistant Secretary, Bruno's, Inc., 800 Lakeshore Parkway, Birmingham, Alabama 35211.

                                   THE COMPANY

   The information set forth below is as of May 31, 1995 unless otherwise indicated.

General

   The Company was incorporated in 1959 under the laws of the State of Alabama, is based in Birmingham, Alabama and is a leading regional supermarket retailer operating in the southeastern United States. The Company operates a total of 252 supermarkets and combination food and drug stores, of which 124 are located in Alabama, 86 in Georgia, 19 in Florida, 11 in Tennessee, 7 in Mississippi and 5 in South Carolina. The Company also operates nine liquor stores in Florida adjacent to supermarkets operated by the Company.

   The Company operates retail food supermarkets under various store formats. The Company utilizes these different formats to vary its pricing strategy, store size, product mix, and decor and design to best suit the demographic conditions and competitive environment of each store location.

   The Company's major formats include:

   Food World. The Company's 80 Food World stores are typically high volume stores designed to appeal to all classes of customers. With a primary emphasis on value, these stores offer everyday low pricing along with an extensive variety of name-brand merchandise and expanded specialty departments. These stores average 43,000 square feet in size and are promoted through television, newspaper, and radio advertising.

   FoodMax. The Company's 37 FoodMax stores are large, upscale warehouse stores with an open design and expanded perishable departments. They average 50,000 square feet in size. These stores emphasize extensive variety, huge selection, and low prices while achieving low overhead through reduced staffing. These stores are promoted primarily through newspaper advertising and often feature unadvertised in-store specials.

   Bruno's. The Company's 17 Bruno's Food & Pharmacy stores, 4 Bruno's Finer Foods stores, and 9 Bruno's stores are generally located in markets where suburban shoppers appreciate one-stop shopping. With a special emphasis on service, quality, and perishables, these upscale stores typically contain expanded produce, bakery and delicatessen departments and also carry specialty and gourmet foods generally not found in conventional supermarkets, the variety of health and beauty care products normally found in large drug stores, and a wide range of general merchandise items. Floral departments, pharmacies, and in-store banks are also common in these stores. These stores average 50,000 square feet in size.

   Supercenters. The Company's 8 Bruno's Supercenter, 6 FoodMax Supercenter, and 2 Food World Supercenter stores emphasize fresh perishables with a unique new store design. Best suited for densely populated areas, the supercenter's large store format combines low prices with a host of one-stop shopping conveniences such as banking, optical, and pharmacy services. These stores average 59,000 square feet in size and are promoted primarily through newspaper advertising.

   Food Fair and Piggly Wiggly. The Company's 31 Food Fair stores and 54 Piggly Wiggly stores are smaller, neighborhood stores with lower overhead costs. They are designed for those rural areas that will not support the volume necessary for a larger supermarket. Their competitive pricing is often reinforced with weekly specials, primarily advertised through radio and newspaper advertising as well as printed circulars available in the stores. These stores average 29,000 square feet in size.

   The Company's stores sell groceries, produce, meat, poultry, dairy, bakery, and deli products along with health and beauty care items and a variety of other general merchandise typically carried by grocery supermarkets. Additionally, many of the Company's stores have other specialty departments such as seafood and floral.

   The Company's stores are primarily serviced through the Company's distribution centers in Birmingham, Alabama and Vidalia, Georgia. The approximately 1,375,000 square foot Birmingham distribution center is adjacent to the Company's headquarters and is located on a 200-acre site. The Company's Vidalia distribution center is located on a 90-acre site. Distribution from these locations is accomplished through a fleet of more than 150 tractors and over 330 refrigerated or dry trailers. Certain high volume and perishable items such as milk, bread, snack foods, beverages and tobacco products are supplied directly to the stores from local distributors.

   The Company has approximately 27,000 employees in its stores, warehousing, and business offices.

   The principal executive offices of the Company are located at 800 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-9400.

                                   THE MERGER

   The statements made under this heading relating to the Merger (as defined below) are summaries of the agreements described therein, do not purport to be complete and are qualified in their entirety by reference to such agreements, which are incorporated herein by reference. See "Available Information."

   Merger Agreement. The Company and Crimson Acquisition Corp., an Alabama corporation and a subsidiary of BI Associates, L.P. (the "Partnership"), which is a partnership organized by Kohlberg Kravis Roberts & Co. ("KKR"), entered into an Agreement and Plan of Merger, dated as of April 20, 1995, and amended as of May 18, 1995 (as amended, the "Merger Agreement"), pursuant to which Crimson will be merged with and into the Company ("the Merger"), with the Company continuing as the surviving corporation. Upon consummation of the Merger, each share the Company's Common Stock outstanding immediately prior to the time the Merger becomes effective (the "Effective Time of the Merger") (other than shares of Common Stock held by the Company, the Partnership, Crimson, or any subsidiary thereof, which will be cancelled and retired) will be converted at the election of the holder into either (i) the right to receive $12.00 in cash from the Company following the Merger or (ii) the right to retain that share of Common Stock. Because the number of shares of Common Stock to be retained by existing shareholders will be approximately 4,166,667 shares, the right to receive $12.00 in cash or to retain Common Stock will be subject to proration. Such number of shares will represent approximately 16.67% of the Common Stock expected to be outstanding after the Merger.

   As a result of the Merger, the Partnership will hold 20,833,333 shares, or approximately 83.33%, of the Common Stock expected to be outstanding after the Merger, and 10,000,000 warrants (the "Warrants") to purchase up to an additional 10,000,000 shares of Common Stock in the aggregate at an exercise price of $12.00 per share, subject to certain anti-dilution adjustments. Each Warrant will be exercisable in whole or in part during the ten year period following the Effective Time of the Merger and, upon exercise, may be exchanged, at the option of the holder, for either (i) such number of shares of Common Stock for which the Warrant is then exercisable upon payment by the holder to the Company of the exercise price or (ii) that number of shares of Common Stock having a value equal to the difference between the "fair market value" at the time of exercise of such number of shares of Common Stock for which the Warrant is then exercisable and the exercise price. If the Warrants were exercised in full by the payment of the exercise price immediately after the Merger, the Partnership would hold approximately 88% of the outstanding shares of Common Stock.

   The Company will submit the Merger Agreement to its shareholders for approval at a special meeting, which is expected to be held in August 1995. In addition, the Company will submit to the shareholders for their consent (i) a proposal to increase the Company's "bonded indebtedness" under Alabama law to finance the conversion into cash of approximately 94.7% of the issued and outstanding shares of Common Stock upon the consummation of the Merger, to refinance the outstanding indebtedness of the Company and to provide for working capital requirements and (ii) a proposal to amend and restate the Company's Articles of Incorporation to, among other things, reduce the authorized shares of Common Stock from 100,000,000 to 60,000,000. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote thereon is required for approval and adoption of the Merger Agreement and the transactions contemplated thereby. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon is required for approval and adoption of each of the increase in bonded indebtedness and the amended and restated Articles of Incorporation. Pursuant to a Stockholders Agreement, dated as of April 20, 1995 (the "Stockholders Agreement"), among Crimson and the shareholders parties thereto (the "Shareholders"), holders of approximately 24% of Common Stock have agreed, among other things and subject to certain conditions, to vote in favor of the Merger Agreement.

   In addition to the obtaining of shareholder approval, the respective obligations of the Company and Crimson to effect the Merger are subject to the satisfaction, at or prior to the consummation thereof, of certain conditions, including, but not limited to, (i) the termination or expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any judicial order or legal restraint preventing the consummation of the Merger and (iii) the effectiveness of a registration statement on Form S-4 used in connection with the Merger and the absence of any stop order or proceeding seeking a stop order suspending such effectiveness.
The obligations of Crimson to effect the Merger are further subject to (i) the receipt, in form and substance reasonably satisfactory to Crimson, of such licenses (including beer, wine and/or liquor licenses), permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated by the Merger Agreement, (ii) the absence of any pending or threatened governmental suit, action or proceeding (or, with respect to any person, any suit, action or proceeding which has a reasonable likelihood of success) challenging any of the transactions contemplated in connection with the Merger, and (iii) the receipt of proceeds of financing on terms satisfactory to Crimson in an amount sufficient to consummate the transactions contemplated by the Merger Agreement, including, without limitation, (a) the payment of the cash merger consideration, (b) the refinancing of outstanding indebtedness of the Company, (c) the payment of transaction fees associated with the Merger and the financing thereof and (d) the provision of working capital needs of the Company following the Merger.

   The Merger Agreement contains customary representations and warranties as well as covenants which, among other things, provide that the Company will, up to the Effective Time of the Merger, and will cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice. In addition, the Company has agreed, among other things and subject to certain exceptions, that it will not, and will not permit any of its subsidiaries to, without the prior consent of Crimson, (i) declare or pay any dividends on its capital stock (other than certain dividends which have already been declared and paid); (ii) split or reclassify its capital stock; (iii) acquire Common Stock; (iv) encumber its capital stock or that of its subsidiaries; (v) acquire any new business; (vi) encumber or sell any of its properties or assets; (vii) incur any indebtedness, except for short-term borrowings and lease obligations; (viii) acquire any material assets or make any capital expenditures; (ix) authorize a liquidation, merger or restructuring; (x) except upon mutual agreement of the parties, enter into any collective bargaining agreement; (xi) change any material accounting principle or (xii) settle any litigation. The Company has also agreed, subject to certain exceptions, that neither it nor any of its subsidiaries will adopt or amend any employee benefit plan, grant any new or modified severance or termination arrangement, effectuate any plant closing or mass layoff, make any tax election or settle any tax liability.

   The Merger Agreement provides that the Directors of Crimson at the Effective Time of the Merger will be the Directors of the Company following the Effective Time of the Merger. The Merger Agreement also provides that, for six years after the Effective Time of the Merger, the Company will indemnify all present and former directors and officers of the Company for acts or omissions occurring prior to the Effective Time of the Merger and, subject to certain limitations, maintain its current directors' and officers' insurance and indemnification policy to the extent it provides coverage for events occurring prior to the Effective Time of the Merger.

   The Merger Agreement provides for termination thereof at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of the Company, (i) upon the mutual written consent of Crimson and the Company, (ii) by Crimson or the Company, upon the taking of any final and nonappealable action prohibiting the Merger by any federal, state or local governmental authority, or if the Merger is not consummated on or before October 31, 1995 and (iii) by Crimson, among other things, upon (a) the failure to obtain Company shareholder approval, (b) the withdrawal, modification or amendment of the Company's recommendation of the Merger and (c) the taking of certain actions by the Company with respect to a third party transaction proposal or the failure by the Company to take certain actions during the pendency of such a proposal or in pursuance of the Merger Agreement.

   If the Merger is consummated in accordance with the Merger Agreement, the Company will pay KKR, on the closing date of the Merger, a fee of $15 million in cash, and will also reimburse KKR for all of its expenses in connection with the transactions contemplated by the Merger Agreement. If the Merger is not consummated in accordance with the Merger Agreement, among other things and subject to certain conditions, (i) the Company will reimburse KKR for all its expenses contemplated by the Merger Agreement, up to an aggregate of $3 million, or (ii) the Company will reimburse KKR for up to an aggregate of $12.5 million of its expenses, and will pay KKR $30 million in addition to such reimbursement if the Merger Agreement is terminated under certain circumstances generally related to the presence of a third party transaction proposal or the acquisition by a third party of Common Stock.

   Stockholders Agreement. Pursuant to the Stockholders Agreement, holders of approximately 24% of Common Stock have agreed, among other things and subject to certain conditions, to vote in favor of the Merger Agreement and to refrain from soliciting competing transaction proposals and from taking certain other actions. Except for certain covenants which will survive the Effective Time of the Merger, the covenants and agreements in the Stockholders Agreements terminate on the first to occur of (a) the Effective Time of the Merger and (b) the date the Merger Agreement is terminated in accordance with its terms.

   Stock Option Agreement. Pursuant to a Stock Option Agreement, dated as of April 20, 1995, as amended as of May 18, 1995 (the "Option Agreement"), between the Company and Crimson, the Company has granted to Crimson an irrevocable option, expiring upon the first to occur of the Effective Time of the Merger and April 30, 1996, which may be exercised in whole or in part to purchase up to 15,541,570 newly issued shares of Common Stock at an exercise price of $12.00 per share in cash (the "Exercise Price"). The terms of the Option Agreement provide, among other things, for upward adjustment of the Exercise Price in certain circumstances. The number and kind of securities subject to the Option Agreement and the Exercise Price are also subject to adjustments in the event of certain changes in the number of issued and outstanding shares of Common Stock. The Option Agreement also includes customary provisions relating to the registration and listing of such option shares.

                                 USE OF PROCEEDS

   The Offered Securities may be offered by the Company from time to time as determined by the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be added to the Company's funds and be used for general corporate purposes, including development, acquisition or capital improvement of its stores and operations. If the Merger is consummated, the Company may use a portion of the net proceeds from one or more series of the Offered Securities to (i) pay approximately $880 million of cash merger consideration, (ii) refinance $200 million of indebtedness, including accrued interest and fees relating thereto and (iii) pay related fees and expenses. The indebtedness to be refinanced consists of $100.0 million aggregate principal amount of 6.62% Series A Senior Notes due 2003 and $100.0 million aggregate principal amount of 7.09% Series B Senior Notes due 2008.

                       RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated.

                                         June 30,   June 29,   June 27,    July 3,      July 2,      April 9,     April 8,
                                           1990       1991       1992       1993         1994         1994          1995
                                        (52 weeks) (52 weeks) (52 weeks)  (53 weeks)   (52 weeks)   (40 weeks)   (40 weeks)
                                        ---------- ---------- ----------  ----------   ----------   ----------   ----------
Ratio of earnings to fixed charges  . .    4.59      5.08        4.09       3.20          2.91         2.77        2.03


   For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary loss on extinguishment of debt, plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and one-third of rental expense (the portion deemed representative of the interest factor).

                       DESCRIPTION OF THE DEBT SECURITIES

   The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered (the "Offered Debt Securities"), the extent, if any, to which such general provisions may apply to the Offered Securities and any modifications of or additions to the general terms of the Debt Securities applicable in the case of the Offered Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.
   The Senior Debt Securities are to be issued under an indenture to be dated as of a date prior to the first issuance of Senior Debt Securities, as supplemented from time to time (the "Senior Indenture"), between the Company and _____________ ("____________"), as Trustee, and the Subordinated Debt Securities are to be issued under an indenture to be dated as of a date prior to the first issuance of Subordinated Debt Securities, as supplemented from time to time (the "Subordinated Indenture"), between the Company and _____________ ("_____________"), as Trustee. The term "Trustee" as used herein shall refer to either _____________ or _____________, as appropriate, for Senior Debt Securities or Subordinated Debt Securities. The form of the Senior Indenture and the form of the Subordinated Indenture (being referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions of certain terms therein and in the TIA. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the applicable Indenture. The Debt Securities may be guaranteed by one or more of the Company's subsidiaries (the "Subsidiary Guarantors").

General

   The Debt Securities will be direct, unsecured obligations of the Company.
The indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company (including the Senior Debt Securities) as described under "Subordination" below. The Indentures provide that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

   The Indentures provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indentures may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

   The accompanying Prospectus Supplement will set forth the terms of the Offered Debt Securities, which may include the following:

     (1) The title of the Offered Debt Securities and whether they are Senior Debt Securities or Subordinated Debt Securities.

     (2) The aggregate principal amount of the Offered Debt Securities and any limit on the aggregate principal amount of the Offered Debt Securities of such series.

     (3) The percentage of the principal amount at which the Offered Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof or the method by which such portion shall be determined.

     (4) The date or dates on which or periods during which the Offered Debt Securities may be issued, and the date or dates, or the method by which such date or dates will be determined, on which the principal of (and premium, if any, on) the Offered Debt Securities will be payable.

     (5) The rate or rates (which may be variable or fixed) at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable and the record dates, if any, for the interest payable on such interest payment dates, and the notice, if any, to holders regarding the determination of interest and the manner of giving such notice, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months and any conditions or contingencies as to the payment of interest in cash or otherwise, if any.

     (6) The place or places where the principal of (and premium, if any) and interest on the Offered Debt Securities shall be payable; the extent to which, or the manner in which, any interest payable on any Global Note (as defined below) on an interest payment date will be paid, and the manner in which any principal of, or premium, if any, on, any Global Note will be paid.

     (7) The obligation, if any, of the Company to redeem, repay, purchase or offer to purchase the Offered Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the Holder thereof and the period or periods within which, or the dates on which, the prices at which and terms and conditions upon which the Offered Debt Securities shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation.

     (8) The right, if any, of the Company to redeem the Offered Debt Securities at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which Offered Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise.

     (9) If the coin or currency in which the Offered Debt Securities shall be issuable is U.S. dollars, the denominations of the Offered Debt Securities if other than denominations of $1,000 and any integral multiple thereof.

     (10) Whether the Offered Debt Securities are to be issued as original issue discount securities ("Discount Securities") and the amount of discount at which such Offered Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof upon an Event of Default.

     (11) Provisions, if any, for the defeasance or discharge of certain of the Company's obligations with respect to the Offered Debt Securities.

     (12) Whether the Offered Debt Securities are to be issued as registered securities ("Registered Securities") or bearer securities ("Bearer Securities") or both, and, if Bearer Securities are issued, whether any interest coupons appertaining thereto ("Coupons") will be attached thereto, whether such Bearer Securities may be exchanged for Registered Securities and the circumstances under which, and the place or places at which, any such exchanges, if permitted, may be made.

     (13) Whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if any of the Offered Debt Securities are to be issued as Bearer Securities, the applicable procedures and certificates relating to the exchange of temporary Global Notes for definitive Bearer Securities.

     (14) If other than U.S. dollars, the currency, currencies or currency units (the term "currency" as used herein will include currency units, including European Currency Units ("ECU"), in which the Offered Debt Securities shall be denominated or in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities may be made, and particular provisions applicable thereto.

     (15) If the principal of (and premium, if any) or interest on the Offered Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Debt Securities are denominated or payable without such election, in addition to or in lieu of the applicable provisions of the Indentures, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the Offered Debt Securities are denominated or payable without such election and the currency or currencies in which the Offered Debt Securities are to be paid if such election is made.

     (16)  The date as of which any Offered Debt Securities shall be dated.

     (17) If the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the Offered Debt Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined.

     (18) If the Offered Debt Securities are denominated or payable in a foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on the Offered Debt Securities (including the currency or currencies of payment thereof).

     (19) Any addition to, or modification or deletion of, any Events of Default, covenants or terms of the subordination provided for in the applicable Indenture with respect to the Offered Debt Securities.

     (20) If any of the Offered Debt Securities are to be issued as Bearer Securities, (x) whether interest in respect of any portion of a temporary Debt Security in global form payable in respect of any interest payment date prior to the exchange of such temporary Offered Debt Security for definitive Offered Debt Securities shall be paid to any clearing organization with respect to the portion of such temporary Offered Debt Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date, (y) the terms upon which interests in such temporary Offered Debt Security in global form may be exchanged for interests in a permanent Global Note or for definitive Offered Debt Securities and the terms upon which interests in a permanent

   Global Note, if any, may be exchanged for definitive Offered Debt Securities and (z) the cities and publications designated for the purposes of giving notices to holders arc published.

     (21)  Whether the Offered Debt Securities shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the depositary or any common depositary for such Global Notes; and if the Offered Debt Securities are issuable only as Registered Securities, the manner in which and the circumstances under which Global Notes representing Offered Debt Securities may be exchanged for Registered Securities in definitive form.

     (22) The designation, if any, of any depositaries, trustees (other than the applicable Trustee), paying agents, authenticating agents, security registrars (other than the Trustee) or other agents with respect to the Offered Debt Securities.

     (23) If the Offered Debt Securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions.

     (24) Whether the Offered Debt Securities will be convertible into shares of Common Stock and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in the Indentures, upon which such Offered Debt Securities will be so convertible, including the conversion price and the conversion period.

     (25) The portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof.

     (26) The terms of any Securities Warrants being offered with the Offered Debt Securities.

     (27) Any other terms of the Offered Debt Securities not specified in the Indenture under which such Offered Debt Securities are to be issued.

   Each Indenture provides that the aggregate principal amount of Debt Securities that may be issued thereunder is unlimited. The Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company, or any committee thereof or any duly authorized officer.

     In the event that Discount Securities are issued, the Federal income tax consequences and other special considerations applicable to such Discount Securities will be described in the Prospectus Supplement relating thereto.

     The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company or its Subsidiaries to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or its Subsidiaries. Reference is made to the accompanying Prospectus Supplement for information with respect to any deletions from, modifications of or additions, if any, to the Events of Default of the Company described below that are applicable to the Offered Debt Securities or any covenants or other provisions providing event risk or similar protection.

   All of the Debt Securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.

   The Debt Securities of certain series may be issued under the Indentures upon the exercise of Securities Warrants issued with other Debt Securities or upon exchange or conversion of exchangeable or convertible Debt Securities. The specific terms of any such Securities Warrants, the specific terms of exchange or conversion of any such Debt Securities and the specific terms of the Debt Securities issuable upon the exercise of any such Securities Warrants or upon any such exchange or conversion will be described in the Prospectus Supplement relating to any Debt Securities issued with Securities Warrants or any such exchangeable or convertible Debt Securities.

Denominations, Registration and Transfer

   Unless specified in the Prospectus Supplement, the Debt Securities of any series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in U.S. dollars. The Indentures also provide that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities."

Unless otherwise indicated in the Prospectus Supplement, Bearer Securities (other than in global form) will have Coupons attached.

   Registered Securities of any series will be exchangeable for other
Registered Securities of the same series of like aggregate principal amount and of like Stated Maturity and with like terms and conditions. If so specified in the Prospectus Supplement, at the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of such Bearer Security at the corporate trust office of the applicable Trustee or at any other office or agency of the Company designated for the purpose of making any such exchanges. Subject to certain exceptions, any Bearer Security issued with Coupons surrendered for exchange must be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto.

   Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange.

   Except as otherwise specified in the Prospectus Supplement, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

   Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Events of Default

   Under the Indentures, "Event of Default" with respect to the Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Debt Security or any payment with respect to the Coupons, if any, of such series when it becomes due and payable. and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (4) default in the performance, or breach of any covenant or warranty in the applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied; (5) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (6) any other Event of Default provided with respect to Debt Securities of that series.

   Each Indenture requires the Company to file with the applicable Trustee, annually, an officers' certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the applicable Trustee may withhold notice to the holders of a series of Debt Securities of any default (except payment defaults on such Debt Securities) if it considers such withholding to be in the interest of the holders of such series of Debt Securities to do so.

   If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt

Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the applicable Trustee if given by holders), and upon any such declaration such principal amount (or specified amount), plus accrued and unpaid interest (and premium, if any) shall become immediately due and payable. Upon payment of such amount in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or specified in the Prospectus Supplement), all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate.

   Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to Debt Securities of a particular series shall occur and be continuing, the applicable Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders of Debt Securities of that series, unless such holders shall have offered to the applicable Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under such Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to the Debt Securities of that series.

   At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the Indentures, the holders of a majority in principal amount of the outstanding Debt Securities of such series, by written notice to the Company and the applicable Trustee, may rescind and annul such declaration and its consequences, subject to any terms or conditions specified in the applicable Prospectus Supplement.

Merger or Consolidation

   Each Indenture provides that the Company may not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation) or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemented indenture the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and Coupons, if any, issued under the applicable Indenture and the performance of every covenant in the applicable Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time, or both, would become such an Event of Default, shall have happened and be continuing; (3) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the applicable Indenture provisions and that all conditions precedent therein provided for relating to such transaction have been complied with and (4) such other conditions as may be specified in the applicable Prospectus Supplement.

Modification or Waiver

   Without prior notice to or consent of any holders, the Company, the Subsidiary Guarantors, if any, and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes: (1) to evidence the succession of another corporation to the rights of the Company or any Subsidiary Guarantor and the assumption by such successor of the covenants and obligations of the Company or such Subsidiary Guarantors, as the case may be, in the applicable Indenture and in the Debt Securities and Coupons, if any, issued thereunder in accordance with the terms of the applicable Indenture; (2) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the applicable Indenture upon the Company; (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (4) to add or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance thereunder of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of Debt Securities of any series or any related Coupons in any material respect; (5) to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no outstanding Debt Security issued thereunder or Coupon of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the Debt Securities issued thereunder or to provide that any of the Company's or any Subsidiary Guarantor's obligations under the Debt Securities or the applicable Indenture shall be guaranteed; (7) to supplement any of the provisions of the applicable Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that any such action will not adversely affect the interests of the holders of Debt Securities of such series or any other series of Debt Securities issued under such Indenture or any related Coupons in any material respect; (8) to establish the form or terms of Debt Securities and Coupons, if any, as permitted by the applicable Indenture;
(9) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (10) to cure any ambiguity, to correct or supplement any provision in the applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable Indenture and the Debt Securities issued thereunder and the TIA or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided such other provisions shall not adversely affect the interests of the holders of outstanding Debt Securities or Coupons, if any, of any series created thereunder prior to such modification in any material respect.

   With the written consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by such modification voting separately, the Company, each applicable Subsidiary Guarantor and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the holders of Debt Securities and Coupons, if any, under the applicable Indenture; provided, however, that such modifications may not conflict with the required provisions of the TIA and will be made in the manner specified in the applicable Prospectus Supplement.

   A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable Indenture of the holders of Debt Securities and Coupons, if any, of any other series.

   Each of the Indentures provides that the holders of a majority in aggregate principal amount of the then outstanding Debt Securities of any series by notice to the relevant Trustee may on behalf of the holders of the Debt Securities of such series waive any Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such Debt Security held by a non-consenting holder.

Subordination

   Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture or as described in the applicable Prospectus Supplement in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Debt Securities, but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. No payment on account of principal (and premium, if any) or interest may be made on the Subordinated Debt Securities at any time when there is a default in the payment of principal (and premium, if any), interest or certain other obligations on Senior Indebtedness. In addition, the Prospectus Supplement for each series of Subordinated Debt Securities may provide that payments on account of principal (any premium, if any) or interest in respect of such Subordinated Debt

Securities may be delayed or not paid under the circumstances and for the periods specified in such Prospectus Supplement. In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities.

   By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions thereof shall not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.

   Any guarantees of Subordinated Debt Securities will be subordinated in right of payment to Senior Indebtedness of such Subsidiary Guarantor on terms substantially similar to the subordination of the obligations of the Company under the Subordinated Debt Securities to Senior Indebtedness of the Company.

   If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. "Senior Indebtedness" with respect to any series of Subordinated Debt Securities shall have the meaning specified in the applicable Prospectus Supplement for such series.

Discharge, Legal Defeasance and Covenant Defeasance

   The applicable Indenture with respect to the Debt Securities of any series may be discharged, subject to certain terms and conditions as specified in the applicable Prospectus Supplement when either (A) all Debt Securities and the Coupons, if any, of such series have been delivered to the applicable Trustee for cancellation, (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the applicable Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year or (C) certain events or conditions occur as specified in the applicable Prospectus Supplement. In addition, each series of Debt Securities may provide additional terms or conditions for the discharge or defeasance of some or all of the obligations of the Company or any Subsidiary Guarantor, in each case as may be specified in the applicable Prospectus Supplement.

   If provision is made for the defeasance of Debt Securities of a series, and if the Debt Securities of such series are Registered Securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance shall be applicable except as otherwise specified in the Prospectus Supplement for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a foreign currency or currencies or for Bearer Securities may be specified in the Prospectus Supplement.

   At the Company's option, either (a) the Company shall be deemed to have been discharged from its obligations with respect to Debt Securities of any series ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with certain provisions of the applicable Indenture with respect to the certain covenants, if any, specified in the applicable Prospectus Supplement with respect to Debt Securities of any series ("covenant defeasance option") at any time after the conditions set forth in the applicable Prospectus Supplement have been satisfied.

Payment and Paying Agents

   If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served.

   If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain or cause to be maintained (A) in the Borough of Manhattan, The City and State of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or registration applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debt Securities of that series, if so provided in such series; provided, however, that if the Debt Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served. The Company will give prompt written notice to the applicable Trustee of the locations, and any change in the locations, of such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the applicable Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the applicable Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the applicable Debt Security and the Company has appointed the applicable Trustee (or in the case of Bearer Securities may appoint such other agent as may be specified in the applicable Prospectus Supplement) as its agent to receive all presentations, surrenders, notices and demands.

   No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Debt Securities of a series are denominated and payable in U.S. dollars, payment of principal of and any premium and interest on Debt Securities of such series, if specified in the applicable Prospectus Supplement, shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City and State of New York, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the applicable Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Book-Entry Debt Securities

   The Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global Notes may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Note").

Conversion Rights

   The terms and conditions, if any, upon which Debt Securities being offered are convertible into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the Holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share, of which 78,097,741 were outstanding as of April 8, 1995. The Company is not authorized to issue preferred stock. Upon the consummation of the Merger, the authorized capital stock of the Company will consist of 60,000,000 shares of Common Stock, par value $.01 per share, of which 25,000,000 shares of Common Stock will be outstanding and 10,000,000 shares of Common Stock will be reserved for issuance upon the exercise of the Warrants. Although the Common Stock is currently traded on the Nasdaq National Market, the Company anticipates that it will seek to have the Common Stock delisted.

   Voting Rights. The holders of the Common Stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of Common Stock can, if they choose to do so, elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

   Dividend Rights. All shares of Common Stock are entitled to share equally in such dividends as the Board of Directors may declare from sources legally available therefor.

   Liquidation Rights. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of Common Stock are entitled to share equally in the assets available for distribution to shareholders after payment of all prior obligations of the Company.

   Other Matters. The holders of the Common Stock have no preemptive rights. All outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and non-assessable.

                       DESCRIPTION OF SECURITIES WARRANTS

   The Company may issue Securities Warrants for the purchase of Debt
Securities or Common Stock. Securities Warrants may be issued independently or together with Debt Securities or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Securities Warrant Agreements.

   Reference is made to the Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby for the terms of such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations, and terms of the series of Debt Securities purchasable upon exercise of Debt Warrants and the price at which such Debt Securities may be purchased upon such exercise; (ii) the number of shares of Common Stock purchasable upon the exercise of Common Stock Warrants and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iii) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (iv) United States Federal income tax consequences applicable to such Securities Warrants; and (v) any other terms of such Securities Warrants. Common Stock Warrants will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the applicable Prospectus Supplement.

   Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

   Prior to the exercise of any Securities Warrants to purchase Debt Securities or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities or Common Stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, in the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise, or to exercise any applicable right to vote.

                              PLAN OF DISTRIBUTION

   The Company may sell the Offered Securities to which this Prospectus relates to or for resale to the public through one or more underwriters, acting alone or in underwriting syndicates led by one or more managing underwriters, and also may sell such Offered Securities directly to other purchasers or dealers or through agents.

   The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Offered Securities.

   In connection with the sale of Offered Securities, such underwriters, dealers, and agents may receive compensation from the Company, or from purchasers of Offered Securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of Offered Securities and, in certain cases, direct purchasers from the Company, may be deemed to be "underwriters" and any discounts or commissions received by them and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers, or agents will be identified and any such compensation will be described in the applicable Prospectus Supplement.

   Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of Offered Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The place and time of delivery for Offered Debt Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                  LEGAL MATTERS

   The validity of the Offered Securities will be passed upon for the Company by Sirote & Permutt, P.C., Birmingham, Alabama, and for any underwriters by counsel to be specified in the accompanying Prospectus Supplement. As of May 25, 1995, lawyers of Sirote & Permutt, P.C. who have participated in the preparation of the Registration Statement of which this Prospectus is a part and/or serve as members of the Board of Directors of the Company beneficially own 49,915 shares of Common Stock of the Company individually or in various fiduciary capacities. Although other members of the firm may also own securities of the Company, no inquiry as to this has been made. As to matters of New York law, Sirote & Permutt, P.C. will rely on the opinion of Simpson Thacher & Bartlett
(a partnership which includes professional corporations), New York, New York.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The consolidated financial statements of the Company as of July 2, 1994 and July 3, 1993 and for each of the three years in the period ended July 2, 1994, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended July 2, 1994 have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution:

   The estimated expenses in connection with the distribution are as follows:

                                                                                                 ---------------------------
                                                                                                      Amount to be Paid

            Securities and Exchange Commission Registration Fee . . . . . . . . . . . . . . . .           $ 258,625
            Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               *
            Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .               *
            Printing and Engraving  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               *
            Trustee Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               *
            Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               *
                                                                                                          ---------
              TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $   *
                                                                                                          =========

*  To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

     Section 12 of Article II of the By-Laws of the Company provides that the Company shall indemnify every officer or director against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he is a party by reason of his being or having been a director or officer of the Company or, at the Company's request, an officer or director of any corporation of which the Company is a shareholder or creditor, except in the event such officer or director is adjudged in such action, suit or proceeding to be liable for negligence or misconduct. In the event of a settlement, the Company shall indemnify such officer or director in connection with matters covered by the settlement where the Company is advised by counsel that the officer or director did not commit a breach of duty.

     Sections 10-2B-8.51 and -8.56 of the Alabama Business Corporation Act (the "ABCA"), allow indemnification by a corporation, under certain circumstances, of any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, that such person acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his or her official capacity with the corporation, in its best interests, and, in all other cases, in or not opposed to its best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation also has the power under Section 10-2B-8.57 of the ABCA to purchase and maintain indemnity insurance against such threatened, pending or completed claim, action, suit or proceeding on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 16. Exhibits

     Set forth below is a list of the exhibits included as part of this Registration Statement:

 Exhibit
  Number                                               Description
- ---------   --------------------------------------------------------------------------------------------------
 **1        Form of Underwriting Agreement between the Company and the Underwriters.

   2.1      Agreement and Plan of Merger dated as of April 20, 1995 between Crimson Acquisition Corp. and
            Bruno's, Inc., as amended on May 18, 1995 (incorporated by reference to Exhibit 10.1 to the
            Current Report on Form 8-K dated April 27, 1995 and Exhibit 10.1 to the Current Report on Form
            8-KA dated May 30, 1995).

  *4.1      Form of Indenture with respect to the Senior Debt Securities.

  *4.2      Form of Indenture with respect to the Subordinated Debt Securities.

  *4.3      Form of Senior Debt Note (included in Exhibit 4.1).

  *4.4      Form of Subordinated Debt Note (included in Exhibit 4.2).

  *4.5      Form of Subsidiary Guarantee with respect to Debt Securities (included in Exhibits 4.1 and 4.2).

  *4.6      Form of Warrant Agreement for Debt Securities.

  *4.7      Form of Warrant Certificate for Debt Securities.

  *4.8      Form of Warrant Agreement for Common Stock.

  *4.9      Form of Warrant Certificate for Common Stock.

   4.10     Note Purchase Agreement dated as of September 1, 1993, between Bruno's, Inc. and the Various
            Purchasers Listed on Annex 1, incorporated by reference to Exhibit 10(r) to the Company's Annual
            Report on Form 10-K, dated September 29, 1993.

  *5.1      Opinion of Sirote & Permutt, P.C.

  *5.2      Opinion of Simpson Thacher & Bartlett.

 *12        Computation of Earnings to Fixed Charges.

  23.1      Consent of Arthur Andersen LLP.

 *23.2      Consent of Sirote & Permutt, P.C. (included in Exhibit 5.1).

 *23.3      Consent of Simpson Thacher & Bartlett (included in Exhibit 5.2).

  24        Powers of Attorney (included in the signature pages to this Registration Statement)

 *25.1      Form T-1 (Statement of Eligibility of Senior Debt Trustee).

 *25.2      Form T-1 (Statement of Eligibility of Subordinated Debt Trustee).

* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.
** To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).


Item 17. Undertakings

     Each undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.


                                        BRUNO'S, INC.

                                        By /s/ RONALD G. BRUNO
                                          -----------------------
                                          Ronald G. Bruno
                                          Chief Executive Officer and
                                            Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------


                                                Chairman Emeritus of the Board of Directors
            -----------------------------------
                      Joseph S. Bruno

              /s/  RONALD G. BRUNO              Chairman of the Board of Directors and Chief Executive      June 12, 1995
            -----------------------------------
                      Ronald G. Bruno           Officer (Principal Executive Officer)


              /s/  PAUL F. GARRISON             President, Chief Operating Officer and Director             June 12, 1995
            -----------------------------------
                     Paul F. Garrison


              /s/  GLENN J. GRIFFIN             Executive Vice President, Chief Financial Officer,          June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Treasurer, Assistant Secretary and Director (Principal
                                                Financial and Accounting Officer)

              /s/  KENNETH J. BRUNO             Executive Vice President and Director                       June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno


                                                Director
            -----------------------------------
                      Judy M. Merritt


              /s/  RICHARD COHN                 Director                                                    June 12, 1995
            -----------------------------------
                       Richard Cohn

              /s/  BENNY M. LA RUSSA, JR.       Director                                                    June 12, 1995
            -----------------------------------
                  Benny M. La Russa, Jr.


              /s/  J. MASON DAVIS JR.           Director                                                    June 12, 1995
            -----------------------------------
                    J. Mason Davis Jr.

                                                Director
            -----------------------------------
                        Bart Starr

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.
                                        A.F. STORES, INC.


                                        By /s/ RONALD G. BRUNO
                                          -----------------------
                                          Ronald G. Bruno
                                          President and
                                          Chairman of the Board



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors and President            June 12, 1995
            -----------------------------------
                      Ronald G. Bruno           (Principal Executive Officer)


                 /s/ GLENN J. GRIFFIN           Treasurer, Secretary and Director (Principal Financial and  June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ KENNETH J. BRUNO           Vice President and Director                                 June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        BR AIR, INC.


                                        By /s/ RONALD G. BRUNO
                                          -----------------------
                                          Ronald G. Bruno
                                          President and
                                          Chairman of the Board



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors and President            June 12, 1995
            ----------------------------------
                      Ronald G. Bruno           (Principal Executive Officer)


                 /s/ GLENN J. GRIFFIN           Treasurer, Secretary and Director (Principal Financial and  June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ KENNETH J. BRUNO           Vice President and Director                                 June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno



                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        FOOD MAX OF GEORGIA, INC.


                                        By /s/ RONALD G. BRUNO
                                          -----------------------
                                          Ronald G. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors and President            June 12, 1995
            -----------------------------------
                      Ronald G. Bruno           (Principal Executive Officer)


                 /s/ GLENN J. GRIFFIN           Treasurer, Secretary and Director (Principal Financial and  June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ KENNETH J. BRUNO           Vice President and Director                                 June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno




                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        FOOD MAX OF MISSISSIPPI, INC.


                                        By /s/ RONALD G. BRUNO
                                          -----------------------
                                          Ronald G. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors and President            June 12, 1995
            -----------------------------------
                      Ronald G. Bruno           (Principal Executive Officer)


                 /s/ GLENN J. GRIFFIN           Treasurer, Secretary and Director (Principal Financial and  June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ KENNETH J. BRUNO           Vice President and Director                                 June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno




                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        FOOD MAX OF TENNESSEE, INC.


                                        By /s/ RONALD G. BRUNO
                                          -----------------------
                                          Ronald G. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors and President            June 12, 1995
            -----------------------------------
                      Ronald G. Bruno           (Principal Executive Officer)


                 /s/ GLENN J. GRIFFIN           Treasurer, Secretary and Director (Principal Financial and  June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ KENNETH J. BRUNO           Vice President and Director                                 June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno



                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        GEORGIA SALES COMPANY


                                        By /s/ KENNETH J. BRUNO
                                          -----------------------
                                          Kenneth J. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors                          June 12, 1995
            -----------------------------------
                      Ronald G. Bruno


                 /s/ KENNETH J. BRUNO           President and Director (Principal Executive Officer)        June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno


                 /s/ GLENN J. GRIFFIN           Treasurer and Secretary (Principal Financial and            June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ PAUL F. GARRISON           Director                                                    June 12, 1995
            -----------------------------------
                     Paul F. Garrison

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        BRUNO'S FOOD STORES, INC.


                                        By /s/ KENNETH J. BRUNO
                                          -----------------------
                                          Kenneth J. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors                          June 12, 1995
            -----------------------------------
                      Ronald G. Bruno


                 /s/ KENNETH J. BRUNO           President and Director (Principal Executive Officer)        June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno


                 /s/ GLENN J. GRIFFIN           Treasurer and Secretary (Principal Financial and            June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ PAUL F. GARRISON           Director                                                    June 12, 1995
            -----------------------------------
                     Paul F. Garrison

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        PWS HOLDING CORPORATION


                                        By /s/ KENNETH J. BRUNO
                                          -----------------------
                                          Kenneth J. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors                          June 12, 1995
            -----------------------------------
                      Ronald G. Bruno


                 /s/ KENNETH J. BRUNO           President and Director (Principal Executive Officer)        June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno


                 /s/ GLENN J. GRIFFIN           Treasurer and Secretary (Principal Financial and            June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ PAUL F. GARRISON           Director                                                    June 12, 1995
            -----------------------------------
                     Paul F. Garrison

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of June 1995.

                                        SSS ENTERPRISES, INC.


                                        By /s/ KENNETH J. BRUNO
                                          -----------------------
                                          Kenneth J. Bruno
                                          President and
                                          Chairman of the Board


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                         Title                                  Date
            ----------------------------------- ----------------------------------------------------------  ----------------



                 /s/ RONALD G. BRUNO            Chairman of the Board of Directors                          June 12, 1995
            -----------------------------------
                      Ronald G. Bruno


                 /s/ KENNETH J. BRUNO           President and Director (Principal Executive Officer)        June 12, 1995
            -----------------------------------
                     Kenneth J. Bruno


                 /s/ GLENN J. GRIFFIN           Treasurer and Secretary (Principal Financial and            June 12, 1995
            -----------------------------------
                     Glenn J. Griffin           Accounting Officer)


                 /s/ PAUL F. GARRISON           Director                                                    June 12, 1995
            -----------------------------------
                     Paul F. Garrison

                                    EXHIBIT INDEX


 Exhibit
  Number                                               Description
- ---------   --------------------------------------------------------------------------------------------------
 **1        Form of Underwriting Agreement between the Company and the Underwriters.

   2.1      Agreement and Plan of Merger dated as of April 20, 1995 between Crimson Acquisition Corp. and
            Bruno's, Inc., as amended on May 18, 1995 (incorporated by reference to Exhibit 10.1 to the
            Current Report on Form 8-K dated April 27, 1995 and Exhibit 10.1 to the Current Report on Form
            8-KA dated May 30, 1995).

  *4.1      Form of Indenture with respect to the Senior Debt Securities.

  *4.2      Form of Indenture with respect to the Subordinated Debt Securities.

  *4.3      Form of Senior Debt Note (included in Exhibit 4.1).

  *4.4      Form of Subordinated Debt Note (included in Exhibit 4.2).

  *4.5      Form of Subsidiary Guarantee with respect to Debt Securities (included in Exhibits 4.1 and 4.2).

  *4.6      Form of Warrant Agreement for Debt Securities.

  *4.7      Form of Warrant Certificate for Debt Securities.

  *4.8      Form of Warrant Agreement for Common Stock.

  *4.9      Form of Warrant Certificate for Common Stock.

   4.10     Note Purchase Agreement dated as of September 1, 1993, between Bruno's, Inc. and the Various
            Purchasers Listed on Annex 1, incorporated by reference to Exhibit 10(r) to the Company's Annual
            Report on Form 10-K, dated September 29, 1993.

  *5.1      Opinion of Sirote & Permutt, P.C.

  *5.2      Opinion of Simpson Thacher & Bartlett.

 *12        Computation of Earnings to Fixed Charges.

  23.1      Consent of Arthur Andersen LLP.

 *23.2      Consent of Sirote & Permutt, P.C. (included in Exhibit 5.1).

 *23.3      Consent of Simpson Thacher & Bartlett (included in Exhibit 5.2).

  24        Powers of Attorney (included in the signature pages to this Registration Statement)

 *25.1      Form T-1 (Statement of Eligibility of Senior Debt Trustee).

 *25.2      Form T-1 (Statement of Eligibility of Subordinated Debt Trustee).


* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.

** To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).